SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON DC 20549

                                 --------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of report (Date of earliest event reported) November 6, 2003
                                                         ----------------

                             ESSENTIAL REALITY, INC.
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               (Exact name of Registrant as Specified in Charter)


           Nevada                        000-32319                33-0851302
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(State of Other Jurisdiction           (Commission             (IRS Employer
     of Incorporation)                 File Number)          Identification No.)

                   263 Horton Highway, Mineola, New York 11501
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                    (Address of Principal Executive Offices)


       Registrant's telephone number, including area code (516) 742-3100

             49 West 27th Street, Suite 7E, New York, New York 10001
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          (Former Name or Former Address, if Changed Since Last Report)


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Item 5.  Other Events.

         o On November 6, 2003, the Registrant announced that it had entered into a non-binding letter of intent with Alliance
                  Corner Distributors Inc. ("Alliance") a privately-held wholesale distributor of interactive video games and gaming products. Pursuant to the terms of the letter of intent upon the closing of the merger, as currently contemplated, the shareholders of Alliance will own approximately 80% of Registrant's issued and outstanding capital stock on a fully-diluted basis.

                  The consummation of the transaction is contingent on a number of factors, including but not limited to, the completion of due diligence and the execution of a definitive agreement. There can be no assurance that the merger will be consummated or, if consummated, that it will be consummated on the terms set forth in the letter of intent, which is nonbinding with respect to the terms of the proposed transaction and the obligation to close.

                  The press release regarding this announcement is attached hereto as Exhibit 99.1.

         o The Company will not amend its Articles of Incorporation as set forth in the Preliminary Schedule 14C filed with the Securities and Exchange Commission on November 7, 2003. No further action will be taken at this time with respect to the Preliminary Schedule 14C at this time.



Item 7.  Financial Statements and Exhibits.

         (c)      Exhibits Furnished

         99.1     Press Release dated November 6, 2003.


























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

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                 ESSENTIAL REALITY, INC.

Date:    November 25, 2003                       By: /s/ Humbert B. Powell, III
                                                    ----------------------------
                                                    Name: Humbert B. Powell, III
                                                    Title: Chairman of the Board





























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